Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

We consent to the incorporation by reference in this Registration Statement filed on or about March 16, 2007 on Form S-8 of AMREP Corporation of our report dated June 13, 2006 relating to our audit of the consolidated financial statements and the financial statement schedule which appear in the Annual Report on Form 10-K of AMREP Corporation for the year ended April 30, 2006.


/s/McGladrey & Pullen, LLP


Davenport, Iowa
March 13, 2007